Apollo Investment Corporation
Reports Financial Results for the Quarter Ended June 30, 2019

Fiscal First Quarter and Other Recent Highlights:

•	Net investment income per share for the quarter was $0.50 compared to $0.47 for the quarter ended March 31, 2019

•	Net asset value per share as of the end of the quarter was $19.00 compared to $19.06 as of March 31, 2019, a 0.3% decline

•	Continued to successfully execute portfolio repositioning strategy, including increasing exposure to core strategies(1) to 83% of the portfolio(2) as of the end of the quarter

•	Gross commitments made during the quarter totaled $451 million

•	Gross fundings during the quarter totaled $312 million(3) and net fundings totaled $215 million(4)

•	Net leverage(5) as of the end of the quarter was 1.03x, compared to 0.83x as of March 31, 2019

•	Declared a distribution of $0.45 per share

•	Repurchased 949,633 million shares of common stock for an aggregate cost of $15.1 million during the quarter

•	Commitments to the Company’s Senior Secured Facility (“Facility”) increased by $70 million with the addition of one new lender during the quarter, increasing the size of the Facility to $1.71 billion

•	Announced the redemption of $150 million of 6 7/8% senior unsecured notes due 2043 in July(6)

•	Kroll Bond Rating Agency affirmed the Company's investment grade rating in July(7)

New York, NY — August 6, 2019 — Apollo Investment Corporation (NASDAQ: AINV) or the “Company,” or “Apollo Investment,” today announced financial results for its first fiscal quarter ended June 30, 2019. The Company’s net investment income was $0.50 per share for the quarter ended June 30, 2019, compared to $0.47 per share for the quarter ended March 31, 2019. The Company’s net asset value (“NAV”) was $19.00 per share as of June 30, 2019, compared to $19.06 as of March 31, 2019.
On August 6, 2019, the Board of Directors declared a distribution of $0.45 per share, payable on October 7, 2019 to shareholders of record as of September 20, 2019.
Mr. Howard Widra, Apollo Investment’s Chief Executive Officer commented, “During the quarter, we had substantial portfolio growth resulting from robust origination activity. This origination activity, in a competitive market, is another indication of the strength of our origination platform. Consistent with our plan, the growth was in lower risk corporate loans which further diversified the portfolio.  Also, consistent with our plan, we reduced the size of our investment in Merx Aviation to less than 15% of the total portfolio and reduced non-core assets to 17% of the portfolio. Net investment income was strong for the quarter benefiting from the net growth in the portfolio, the impact from the total return provision in our fee structure, and the catch-up income from an investment being restored to accrual status. Net asset value per share declined slightly due to a net loss on the portfolio partially offset by strong earnings and the accretive impact from stock buybacks.” Mr. Howard Widra, continued, “We continue to manage our liabilities and optimize our capital structure. We increased the size of our revolving credit facility by $70 million during the quarter and subsequent to quarter end, we announced that we would be redeeming our 2043 unsecured notes.”

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(1)	Core strategies include corporate lending, aviation, life sciences, asset based and lender finance.

(2)	On a fair value basis.

(3)	Excludes $6 million of gross fundings for Merx Aviation and $117 million of gross fundings for revolvers

(4)	Includes $46 million net repayment from Merx Aviation and $25 million net fundings for revolvers

(5)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

(6)
On July 12, 2019, the Company notified U.S. Bank National Association, the trustee (the“Trustee”) for the Company’s 6.875% Senior Notes due 2043 (the“Notes”), of the Company’s election to redeem the $150 million aggregate principal amount of the Notes outstanding, and instructed the Trustee to provide notice of such redemption to the holders of the Notes in accordance with the terms of the indenture governing the Notes. The Company expects the redemption to be completed on August 12, 2019.

(7)	Kroll Bond Rating Agency affirmed the Company's issuer and senior unsecured debt ratings of ‘BBB-’ with a Stable Outlook in July 2019.

FINANCIAL HIGHLIGHTS

($ in billions, except per share data)	June 30, 2019		March 31, 2019		December 31, 2018		September 30, 2018		June 30, 2018
Total assets	$2.70		$2.50		$2.38		$2.39		$2.57
Investment portfolio (fair value)	$2.62		$2.41		$2.31		$2.32		$2.50
Debt outstanding	$1.35		$1.13		$0.99		$0.95		$1.10
Net assets	$1.29		$1.31		$1.32		$1.37		$1.39
Net asset value per share	$19.00		$19.06		$19.03		$19.40		$19.42

Debt-to-equity ratio	1.05	x	0.86	x	0.76	x	0.69	x	0.79	x
Net leverage ratio (1)	1.03	x	0.83	x	0.74	x	0.68	x	0.78	x
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(1)
The Company’s net leverage ratio is defined as debt outstanding plus payable for investments purchased, less receivable for investments sold, less cash and cash equivalents, less foreign currencies, divided by net assets.

PORTFOLIO AND INVESTMENT ACTIVITY

	Three Months Ended June 30,
(in millions)*	2019	2018
Investments made in portfolio companies	$435.3	$359.0
Investments sold	(9.6)	(14.8)
Net activity before repaid investments	425.7	344.1
Investments repaid	(210.7)	(93.8)
Net investment activity	$215.0	$250.3

Portfolio companies at beginning of period	113	90
Number of new portfolio companies	21	7
Number of exited portfolio companies	(5)	(1)
Portfolio companies at end of period	129	96

Number of investments made in existing portfolio companies	30	20

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* Totals may not foot due to rounding.

OPERATING RESULTS

	Three Months Ended June 30,
(in millions)*	2019	2018
Net Investment Income	$34.5	$31.5
Net Realized and Change in Unrealized Gains (Losses)	(10.7)	(18.3)
Net Increase in Net Assets Resulting from Operations	$23.8	$13.3

(per share)* (1)
Net Investment Income	$0.50	$0.44
Net Realized and Change in Unrealized Gains (Losses)	$(0.16)	$(0.25)
Earnings per share — basic	$0.35	$0.18
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* Totals may not foot due to rounding.
(1) Based on the weighted average number of shares outstanding for the period presented.

SHARE REPURCHASE PROGRAM *
During the three months ended June 30, 2019, the Company repurchased 949,633 shares at a weighted average price per share of $15.92, inclusive of commissions, for a total cost of $15.1 million. During the period from July 1, 2019 through August 5, 2019, the Company repurchased 136,010 shares at a weighted average price per share of $16.11 inclusive of commissions, for a total cost of $2.2 million. Since the inception of the share repurchase program and through August 5, 2019, the Company repurchased 11,122,411 shares at a weighted average price per share of $16.92, inclusive of commissions, for a total cost of $188.2 million, leaving a maximum of $61.8 million available for future purchases under the current Board authorization of $250 million.

* Share figures have been adjusted for the one-for-three reverse stock split which was completed after market close on November 30, 2018.

CONFERENCE CALL / WEBCAST AT 5:00 PM EDT ON AUGUST 6, 2019
The Company will host a conference call on Tuesday, August 6, 2019 at 5:00 p.m. Eastern Time. All interested parties are welcome to participate in the conference call by dialing (888) 802-8579 approximately 5-10 minutes prior to the call; international callers should dial (973) 633-6740. Participants should reference Apollo Investment Corporation or Conference ID #8523049 when prompted. A simultaneous webcast of the conference call will be available to the public on a listen-only basis and can be accessed through the Events Calendar in the Shareholder section of our website at www.apolloic.com. Following the call, you may access a replay of the event either telephonically or via audio webcast. The telephonic replay will be available approximately two hours after the live call and through August 27, 2019 by dialing (800) 585-8367; international callers please dial (404) 537-3406, reference Conference ID #8523049. A replay of the audio webcast will also be available later that same day. To access the audio webcast please visit the Events Calendar in the Shareholder section of the Company’s website at www.apolloic.com.
SUPPLEMENTAL INFORMATION
The Company provides a supplemental information package to offer more transparency into its financial results and make its reporting more informative and easier to follow. The supplemental package is available in the Shareholders section of the Company’s website under Presentations at www.apolloic.com.

Our portfolio composition and weighted average yields as of June 30, 2019, March 31, 2019, December 31, 2018, September 30, 2018, and June 30, 2018 were as follows:

	June 30, 2019	March 31, 2019	December 31, 2018	September 30, 2018	June 30, 2018
Portfolio composition, at fair value:
First lien secured debt	69%	66%	64%	57%	55%
Second lien secured debt	21%	23%	24%	27%	30%
Total secured debt	90%	89%	88%	84%	84%
Unsecured debt	—	—	—	3%	4%
Structured products and other	2%	2%	3%	3%	3%
Preferred equity	1%	1%	1%	1%	1%
Common equity/interests and warrants	7%	8%	8%	9%	8%
Weighted average yields, at amortized cost (1):
First lien secured debt (2)	9.3%	9.9%	10.4%	10.4%	10.4%
Second lien secured debt (2)	11.3%	11.4%	11.4%	11.2%	11.1%
Total secured debt (2)	9.8%	10.2%	10.7%	10.7%	10.7%
Unsecured debt portfolio (2)	—	—	—	11.0%	11.4%
Total debt portfolio (2)	9.8%	10.2%	10.7%	10.7%	10.7%
Total portfolio (3)	9.2%	9.6%	9.6%	9.7%	9.7%
Interest rate type, at fair value (4):
Fixed rate amount	—	—	—	$0.1 billion	$0.1 billion
Floating rate amount	$1.8 billion	$1.5 billion	$1.4 billion	$1.3 billion	$1.4 billion
Fixed rate, as percentage of total	1%	—	—	6%	6%
Floating rate, as percentage of total	99%	100%	100%	94%	94%
Interest rate type, at amortized cost (4):
Fixed rate amount	—	—	—	$0.1 billion	$0.1 billion
Floating rate amount	$1.8 billion	$1.5 billion	$1.4 billion	$1.3 billion	$1.4 billion
Fixed rate, as percentage of total	1%	—	—	6%	6%
Floating rate, as percentage of total	99%	100%	100%	94%	94%

(1)	An investor’s yield may be lower than the portfolio yield due to sales loads and other expenses.

(2)	Exclusive of investments on non-accrual status.

(3)	Inclusive of all income generating investments, non-income generating investments and investments on non-accrual status.

(4)
The interest rate type information is calculated using the Company’s corporate debt portfolio and excludes aviation, oil and gas, structured credit, renewables, shipping, commodities and investments on non-accrual status.

APOLLO INVESTMENT CORPORATION STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share and per share data)

	June 30, 2019	March 31, 2019
	(Unaudited)
Assets
Investments at fair value:
Non-controlled/non-affiliated investments (cost — $1,927,308 and $1,654,322, respectively)	$1,896,346	$1,627,406
Non-controlled/affiliated investments (cost — $66,238 and $67,072, respectively)	49,756	49,681
Controlled investments (cost — $689,577 and $736,717, respectively)	674,210	731,045
Cash and cash equivalents	29,210	36,280
Foreign currencies (cost — $1,353 and $4,963, respectively)	1,360	4,909
Receivable for investments sold	684	336
Interest receivable	25,693	24,280
Dividends receivable	4,067	3,748
Deferred financing costs	18,836	19,776
Prepaid expenses and other assets	268	336
Total Assets	$2,700,430	$2,497,797

Liabilities
Debt	$1,349,598	$1,128,686
Payable for investments purchased	—	677
Distributions payable	30,624	31,040
Management and performance-based incentive fees payable	9,539	8,880
Interest payable	10,404	5,818
Accrued administrative services expense	2,295	2,983
Other liabilities and accrued expenses	7,260	7,086
Total Liabilities	$1,409,720	$1,185,170

Net Assets	$1,290,710	$1,312,627

Net Assets
Common stock, $0.001 par value (400,000,000 shares authorized; 67,927,353 and 68,876,986 shares issued and outstanding, respectively)	$68	$69
Capital in excess of par value	2,140,715	2,155,836
Accumulated under-distributed (over-distributed) earnings	(850,073)	(843,278)
Net Assets	$1,290,710	$1,312,627

Net Asset Value Per Share	$19.00	$19.06

APOLLO INVESTMENT CORPORATION STATEMENTS OF OPERATIONS (Unaudited) (In thousands, except per share data)

	Three Months Ended June 30,
	2019	2018
Investment Income
Non-controlled/non-affiliated investments:
Interest income (excluding Payment-in-kind (“PIK”) interest income)	$47,004	$39,443
Dividend income	62	—
PIK interest income	4,706	1,250
Other income	937	1,403
Non-controlled/affiliated investments:
Interest income (excluding PIK interest income)	—	—
Dividend income	319	312
PIK interest income	—	—
Other income	—	—
Controlled investments:
Interest income (excluding PIK interest income)	12,638	14,490
Dividend income	—	5,265
PIK interest income	850	1,428
Other income	—	—
Total Investment Income	$66,516	$63,591
Expenses
Management fees	$9,539	$8,873
Performance-based incentive fees	—	7,423
Interest and other debt expenses	17,511	13,576
Administrative services expense	1,725	1,638
Other general and administrative expenses	3,305	2,533
Total expenses	32,080	34,043
Management and performance-based incentive fees waived	—	(1,856)
Expense reimbursements	(98)	(144)
Net Expenses	$31,982	$32,043
Net Investment Income	$34,534	$31,548
Net Realized and Change in Unrealized Gains (Losses)
Net realized gains (losses):
Non-controlled/non-affiliated investments	$(9)	$(9,946)
Non-controlled/affiliated investments	1,089	—
Controlled investments	—	—
Option contracts	—	(13,209)
Foreign currency transactions	202	(28)
Net realized gains (losses)	1,282	(23,183)
Net change in unrealized gains (losses):
Non-controlled/non-affiliated investments	(4,046)	(5,123)
Non-controlled/affiliated investments	910	(865)
Controlled investments	(9,696)	8,579
Option contracts	—	(567)
Foreign currency translations	845	2,861
Net change in unrealized gains (losses)	(11,987)	4,885
Net Realized and Change in Unrealized Gains (Losses)	$(10,705)	$(18,298)
Net Increase (Decrease) in Net Assets Resulting from Operations	$23,829	$13,250
Earnings Per Share — Basic	$0.35	$0.18

About Apollo Investment Corporation
Apollo Investment Corporation (NASDAQ: AINV) is a closed-end investment company that has elected to be treated as a business development company under the Investment Company Act of 1940. The Company invests primarily in various forms of debt investments, including secured and unsecured debt, loan investments, and/or equity in private middle-market companies. The Company may also invest in the securities of public companies and structured products and other investments such as collateralized loan obligations and credit-linked notes. The Company seeks to provide private financing solutions for private companies that do not have access to the more traditional providers of credit. Apollo Investment Corporation is managed by Apollo Investment Management, L.P., an affiliate of Apollo Global Management, LLC, a leading global alternative investment manager. For more information, please visit www.apolloic.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties, including, but not limited to, statements as to our future operating results; our business prospects and the prospects of our portfolio companies; the impact of investments that we expect to make; our contractual arrangements and relationships with third parties; the dependence of our future success on the general economy and its impact on the industries in which we invest; the ability of our portfolio companies to achieve their objectives; our expected financings and investments; the adequacy of our cash resources and working capital; and the timing of cash flows, if any, from the operations of our portfolio companies.
We may use words such as “anticipates,” “believes,” “expects,” “intends,” “will,” “should,” “may” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations. Statements regarding the following subjects, among others, may be forward-looking: the return on equity; the yield on investments; the ability to borrow to finance assets; new strategic initiatives; the ability to reposition the investment portfolio; the market outlook; future investment activity; and risks associated with changes in business conditions and the general economy. Undue reliance should not be placed on such forward-looking statements as such statements speak only as of the date on which they are made. We do not undertake to update our forward-looking statements unless required by law.
Contact
Elizabeth Besen
Investor Relations Manager
Apollo Investment Corporation
212.822.0625
ebesen@apollo.com